UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2009

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 30, 2009, Key Technology, Inc. (the “Company”) announced a reduction of approximately 7% in its global workforce effective September 30, 2009 in order to reduce costs and better position the Company for the next fiscal year.  The Company estimates that the total costs to be incurred related to the workforce reduction will be approximately $875,000, all of which will be severance and employee related costs, with approximately 50% of the associated cash expenditures to be incurred in the first quarter of fiscal 2010 and the remainder to be paid at later dates.

ITEM 8.01	OTHER EVENTS

On September 30, 2009, the Company announced it will not exercise its option to purchase the additional 85% of Proditec SAS provided for in the purchase agreement announced in March 2009. As a result, the Company estimates it will take approximately $225,000 in pre-tax charges against earnings in the fourth quarter of fiscal 2009.

The Company also announced certain other business developments and disclosed certain other financial information as set forth in the Press Release of the Company dated September 30, 2009 and attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Press Release of Key Technology, Inc., dated September 30, 2009

                                                                                                                                                                                                                                                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  September 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc., dated September 30, 2009